Exhibit 99.1

TransCode Therapeutics Announces Publication of Preclinical Testing of RIG-I Immunotherapeutic Candidate Supporting Further Development

BOSTON, February 23, 2026 - TransCode Therapeutics, Inc. (NASDAQ: RNAZ), a clinical stage company pioneering immuno-oncology and RNA therapeutics for the treatment of high risk and advanced cancers, today announced the publication of a manuscript titled Template-Directed RIG-I Agonist Assembly for Image-guided Targeted Cancer Immunotherapy in the journal Molecular Imaging and Biology. The paper, published February 19, 2026, reports on a novel tumor-selective immunotherapy approach that activates innate immune signaling specifically within cancer cells while enabling non-invasive imaging of drug delivery. The study was carried out in collaboration with Dr. Anna Moore, Professor, Director of the Precision Health Program, and Associate Dean for Research Development at the College of Human Medicine at Michigan State University and scientific co-founder of TransCode.

The data describe a template-driven RIG-I agonist strategy to selectively activate retinoic acid-inducible gene I (RIG-I) signaling inside tumor cells by leveraging overexpressed oncogenic microRNAs, such as miRNA-21, as intracellular assembly templates. This approach directly addresses longstanding challenges associated with RIG-I agonists, including off-target immune activation and inefficient systemic delivery.

“Our findings demonstrate a novel approach to precisely engage innate immune pathways directly within tumor cells, while minimizing systemic toxicity,” said Zdravka Medarova, Ph.D., CSO of TransCode. “We believe that combining tumor-specific RNA templating with our TTX nanoparticle delivery platform brings RIG-I-based immunotherapy closer to clinical relevance.” TransCode’s TTX delivery platform is currently being evaluated in clinical trials, underscoring the translational feasibility of this immunotherapy approach.

Molecular Imaging and Biology is a peer-reviewed scientific journal and the official publication of the World Molecular Imaging Society, focused on translational research in molecular imaging and image-guided therapies with clinical and commercial relevance.

About TransCode Therapeutics

TransCode Therapeutics is a clinical stage company pioneering immuno-oncology and RNA therapeutic treatments for high risk and advanced cancers. The company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic tumors that overexpress microRNA-10b, a unique, well-documented biomarker of metastasis. In addition, TransCode’s portfolio includes other first-in-class therapeutic candidates designed to mobilize the immune system to recognize and destroy cancer cells. For more information, visit www.transcodetherapeutics.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the effectiveness of TransCode’s TTX delivery platform and its therapeutic approaches and strategies, statements concerning the timing, conduct and results of TransCode’s preclinical and clinical studies, statements about microRNAs and their involvement in cancer, and statements concerning the therapeutic potential of TransCode’s therapeutic candidates. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risks associated with drug discovery and development; the risk that the results of clinical trials will not be consistent with TransCode’s preclinical studies or expectations or with results from previous clinical trials; risks associated with the conduct of clinical trials; risks associated with TransCode’s financial condition and its need to obtain additional funding to support its business activities, including TransCode’s ability to continue as a going concern; risks associated with the timing and outcome of TransCode’s planned regulatory submissions; risks associated with obtaining, maintaining and protecting intellectual property; risks associated with TransCode’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; risks of competition from other companies developing products for similar uses; risks associated with TransCode’s dependence on third parties; and risks associated with geopolitical events and pandemics, including the COVID-19 coronavirus and military actions. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause TransCode’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in TransCode’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as discussions of potential risks, uncertainties and other important factors in any subsequent TransCode filings with the Securities and Exchange Commission. All information in this press release is as of the date of this release; TransCode undertakes no duty to update this information unless required by law.

For more information and partnering opportunities, please contact:

TransCode Therapeutics, Inc.
Tania Montgomery, VP of Business Development
tania.montgomery@transcodetherapeutics.com